Ex-99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Goldman Sachs ETF Trust of our reports dated October 21, 2019, relating to the financial statements and financial highlights, which appear in Goldman Sachs Data-Driven World ETF, Goldman Sachs Finance Reimagined ETF, Goldman Sachs Human Evolution ETF, Goldman Sachs Manufacturing Revolution ETF, and Goldman Sachs New Age Consumer ETF (formerly, Goldman Sachs Motif Data-Driven World ETF, Goldman Sachs Motif Finance Reimagined ETF, Goldman Sachs Motif Human Evolution ETF, Goldman Sachs Motif Manufacturing Revolution ETF, and Goldman Sachs Motif New Age Consumer ETF, respectively) Annual Reports on Form N-CSR for the year ended August 31, 2019. We also consent to the reference to us under the headings “Experts” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 28, 2020